Exhibit 10.1
February 18, 2010
Travelport, LP
Travelport Global Distribution System B.V.
300 Galleria Parkway, N.W.
Atlanta, GA 30339

Re:	Sixth Amendment to Subscriber Services Agreement, dated as of July 23, 2007 (“Agreement”) between Travelport, LP, (f/k/a Travelport International, L.L.C., hereinafter “Travelport”), Travelport Global Distribution System B.V. (f/k/a Galileo Nederland B.V., hereinafter “TGDS” and, together with Travelport, collectively, “Galileo”) and Orbitz Worldwide, LLC (“Subscriber”)
Ladies and Gentlemen:
This letter constitutes a Sixth Amendment (“Amendment”) to the Agreement referenced above. Capitalized terms used in this Amendment and not otherwise defined shall be used as defined in the Agreement.
Effective as of the date of this Amendment (“Amendment Effective Date”), Galileo and Subscriber hereby agree as follows:
1. The following new provision is inserted as Section 27 of the Agreement:
27.	Galileo and Orbitz Funding of Orbitz Marketing Programs.

A.	Marketing Program. From time to time during the Term of the Agreement, Galileo and Orbitz may agree to contribute money toward a marketing program to be conducted by Orbitz (each, a “Marketing Program”) pursuant to the terms of this Amendment. The goals of such Marketing Programs shall be to generate bookings through Orbitz.com and to generate Segments on one or more Travelport GDS or as otherwise mutually agreed between the parties. In connection with each Marketing Program, Galileo and Orbitz shall enter into a Summary of Marketing Program Terms, substantially in the form attached hereto as Exhibit A.

B.	Initial Marketing Program. Galileo and Orbitz agree to fund, and Orbitz agrees to conduct, the following initial Marketing Program (“Initial Marketing Program”):

Total Marketing Dollars Cap:	Up to [**] (the actual total amount to be referred to as “Total Marketing Dollars”)

Galileo Marketing Contribution Cap:	Up to [**] (the actual total amount to be referred to as “Galileo Marketing Contribution”)

PORTIONS OF THIS EXHIBIT MARKED BY AN [**] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2.

Orbitz Marketing Contribution Cap:	Up to [**] (the actual total amount to be referred to as “Orbitz Marketing Contribution”)
C.	Funding. Galileo and Orbitz shall fund the Initial Marketing Program, with the amount of each Party’s contribution to be up to the Galileo Marketing Contribution Cap and Orbitz Marketing Contribution Cap, respectively. Orbitz shall run online marketing campaigns (each, a “Marketing Campaign”), with the timing and nature of each Marketing Campaign to be determined by Orbitz after reasonable consultation with Galileo. The parties will evaluate the results of each Marketing Campaign, and each party shall determine in its sole discretion after such evaluation whether or not to contribute additional money to the Initial Marketing Program for additional Marketing Campaigns. The Marketing Campaigns may include (without limitation) paid advertisements on travel research websites (for example, Travelzoo.com) or paid search marketing on search engines (for example, Google). If the Total Marketing Dollars are not expended during the Marketing Campaign, any unused amounts will be returned to the parties in proportion to each party’s contribution.

D.	Other Terms. Provided that the parties agree on the amounts of the Orbitz Marketing Contribution and Galileo Marketing Contribution on a timely basis, Orbitz shall use commercially reasonable efforts to spend the Total Marketing Dollars on Marketing Campaigns that will run by April 30, 2010. In connection with each Marketing Campaign, Orbitz shall provide Galileo with (i) a summary of the payments made under the Marketing Campaign, and (ii) Orbitz’s best estimate of the number of Segments booked as a result of the Marketing Campaign (delineated by Travelport GDS and, to the extent practicable, identifying the number of Segments generated during the Marketing Campaign that are incremental in nature).
2. General. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto or their successors in interest, except as expressly provided in the Agreement. Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties and obligations of the Parties under the Agreement, which shall remain in full force and effect as amended hereby. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern. This Amendment may be executed by the Parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

The Parties have caused this Amendment to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC		Travelport, LP
By: WS Holdings LLC as General Partner

Signature:	/s/ Stephen C. Praven	Signature:	/s/ Scott Hyden

	Name: Stephen C. Praven		Name: Scott Hyden
	Title: VP, Business Development		Title: VP, Sales
	Date: 2/22/10		Date: 3/2/10

Travelport Global Distribution System B.V.

		Signature:	/s/ Marco van Ieperen

Name: Marco Van Ieperen
Title: Director
Date: 03 March 2010

Exhibit A
Summary of Marketing Program Terms
This Summary of Marketing Program Terms (“Summary of Terms”) is entered into [INSERT DATE] (“Effective Date”) by and between Orbitz Worldwide, LLC (“Orbitz”) and Travelport, LP (“Galileo”). This Summary of Terms is subject to the terms and conditions of the Subscriber Services Agreement, dated July 23, 2007, between Orbitz, Galileo and Travelport Global Distribution System B.V. as amended (“Agreement”). In the event of a conflict between any term of the Agreement and this Summary of Terms, the Agreement shall control, unless expressly stated in this Summary of Terms. Any capitalized term used but not defined herein shall have the meaning assigned to it in the Agreement.
Galileo and Orbitz agree to fund, and Orbitz agrees to conduct, the following Marketing Program:
Total Marketing Dollars:
Galileo Marketing Contribution:
Orbitz Marketing Contribution:
Orbitz Marketing Activities:
Other Terms:
The Parties have caused this Summary of Terms to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP By: WS Holdings LLC as General Partner

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

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